EXHIBIT 5.1
                                  -----------


                         SONNENSCHEIN NATH & ROSENTHAL
                                8000 SEARS TOWER
                             CHICAGO, ILLINOIS 60026

                               Jacques K. Meguire
                                 (312) 876-8169
                                January 28, 1998



LaserSight Incorporated
12161 Lackland Road
St. Louis, Missouri  63146

Gentlemen:

         We have acted as counsel to LaserSight Incorporated, a Delaware corporation (the "Company"), in connection with the registration by the Company under the Securities Act of 1933 (the "Securities Act") pursuant to the Company's Registration Statement on Form S-3 (File No. 333-36837) filed on September 30, 1997, as amended by Amendment No. 1 filed on or about the date of this letter (as so amended, the "Registration Statement"), of an aggregate of 535,515 shares (the "Shares") of the Company's common stock, par value $.001 per share.

         In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Certificate of Amendment of Certificate of Incorporation of the Company as currently in effect, various resolutions of the Board of Directors of the Company, and such agreements, instruments, certificates of public officials and others, and such other documents, certificates and records, and have made such other investigations, as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

         We have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate and otherwise, to enter into and perform their respective obligations thereunder and have also assumed the due authorization by all requisite action, corporate and otherwise, and the execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein, we have relied upon oral or written statements and representations of officers and other representatives of the Company, the Selling Shareholders (as defined in the Registration Statement) and others.

         Based upon and subject to the foregoing, it is our opinion that the Shares have been duly authorized and legally issued, and are fully paid and non-assessable.

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LaserSight Incorporated
January 28, 1998
Page 2


         We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the prospectus contained in the Registration Statement. We do not, in giving such consent, admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act.


                                                Very truly yours,

                                         SONNENSCHEIN NATH & ROSENTHAL



                                         By:   /s/Jacques K. Meguire
                                              ------------------------
                                               Jacques K. Meguire

JKM/